Exhibit 99.1

Scientific Games Statement Regarding Italian Instant Ticket Tender

NEW YORK, November 23, 2009 — Scientific Games Corporation (Nasdaq: SGMS) today announced that on November 20, 2009, the Regional Administrative Court of Lazio issued a ruling annulling the tender for the Italian national instant ticket lottery and, as a result, has for the time being voided the tender. We are waiting to learn of any potential actions to be taken by the Italian Monopoli di Stato as to any appeal of the ruling and further clarity on the tender process.

About Scientific Games

Scientific Games Corporation is a leading integrated supplier of instant tickets, systems and services to lotteries worldwide, a leading supplier of server based gaming machines and systems, Amusement and Skill with Prize betting terminals, interactive sports betting terminals and systems, and wagering systems and services to pari-mutuel operators. It is also a licensed pari-mutuel gaming operator in Connecticut, Maine and the Netherlands and is a leading supplier of prepaid phone cards to telephone companies. Scientific Games’ customers are in the United States and more than 50 other countries. For more information about Scientific Games, please visit our web site at www.scientificgames.com.

Company Contact

Investor Relations
Scientific Games
212-754-2233

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” “could,” “potential,” “opportunity,” or similar terminology. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of future results or performance. Actual results may differ materially from those projected in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; material adverse changes in economic and industry conditions in our markets; recent changes to certain contracts; technological change; retention and renewal of existing contracts and entry into new contracts; availability and adequacy of cash flow to satisfy obligations and indebtedness of future needs; protection of intellectual property; security and integrity of software and systems; laws and government regulation, including those relating to gaming licenses, permits and operations; inability to identify, complete and integrate future acquisitions; seasonality; ability to enhance and develop successful gaming concepts; influence of certain stockholders; dependence on suppliers and manufacturers; liability for product defects; factors associated with foreign operations; dependence on key personnel; failure to perform on contracts; resolution of pending or future litigation; labor matters; and stock price volatility.  Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is set forth from time to time in our filings with the SEC, including under the heading “Risk Factors” in our most recent Quarterly Report on Form 10-Q.  Forward-

looking statements speak only as of the date they are made, and except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.